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Exhibit 4.16

INTER-CREDITOR AGREEMENT

        THIS AGREEMENT made as of June 29, 2001.

BETWEEN:	ROYAL BANK OF CANADA, a bank chartered under the laws of Canada, for itself and as administrative agent for the Lenders under the VL Credit Agreement
(hereinafter referred to as "RBC" or the "Agent")
OF THE FIRST PART,
—and—
THE CHASE MANHATTAN BANK, a New York banking corporation, as the trustee under the Trust Indenture
(hereinafter referred to as the "Trustee")
OF THE SECOND PART,
—and—
CF CABLE TV INC., a corporation continued under the laws of British Columbia
(hereinafter referred to as the "Corporation")
OF THE THIRD PART,
—and—
VIDÉOTRON (RICHELIEU) LTÉE, a corporation incorporated under the laws of Quebec
(hereinafter referred to as "Richelieu")
OF THE FOURTH PART,
—and—

VIDÉOTRON (LAURENTIEN) LTÉE/VIDEOTRON (LAURENTIAN) LTD., a corporation incorporated under the laws of Canada
(hereinafter referred to as "Laurentien")
OF THE FIFTH PART,
—and—
VIDÉOTRON (GRANBY) INC., a corporation incorporated under the laws of Canada
(hereinafter referred to as "Granby")
OF THE SIXTH PART,
—and—
TDM NEWCO INC., a corporation incorporated under the laws of Canada
(hereinafter referred to as "TDM")
OF THE SEVENTH PART,
—and—
VIDÉOTRON (RDL) LTÉE, a corporation incorporated under the laws of Quebec
(hereinafter referred to as "RDL")
OF THE EIGHTH PART,
—and—
TÉLÉ-CÂBLE CHARLEVOIX (1977) INC., a corporation incorporated under the laws of Quebec
(hereinafter referred to as "Charlevoix")
OF THE NINTH PART.

RECITALS:

A.
The Corporation intends to incur First Priority Debt and Second Priority Debt in the form of Bank Liabilities pursuant to the VL Credit Agreement.

B.
To secure the Bank Liabilities, the Corporation and the Guarantors intend to grant security to the Agent over their property and assets pursuant to the Bank Security.

C.
The Corporation has incurred First Priority Debt in the form of Senior Secured First Priority Notes pursuant to the Trust Indenture.

D.
To secure the Note Indebtedness, the Corporation and the Guarantors have granted security to the Trustee over their property and assets pursuant to the Note Security.

E.
The parties hereto have agreed to enter into this Agreement to establish the relative priority of the Note Security and the Bank Security.

F.
The Trustee has full authority to execute this Agreement on behalf of the holders of the Notes.

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1.  Definitions

For the purposes of this Agreement:

"Agreement" means this agreement and all schedules attached to this Agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof;

"Bank Liabilities" means all amounts due or to become due by the Corporation or any Guarantor with respect to Permitted Bank Debt, including without limitation, interest and fees thereon and all other monies payable thereunder and under the Bank Security in favour of the Lenders or that may be owing to the Agent or a Lender in respect thereof, all amounts due or to become due pursuant to the entering into of any Derivative Instrument (as defined in the VL Credit Agreement) and all exposure of any Lenders for cash management products made available to the Corporation and the Guarantors and the due and punctual performance by the Corporation of all obligations on its part to be performed under the VL Credit Agreement;

"Bank Security" means each and every security referred to in Article 9 of the VL Credit Agreement and includes all contracts and documents pursuant to which said security is now or hereafter granted or which are accessory to the granting of same and includes, without limitation, the security documents listed in Schedule "A" hereto;

"Business Day" means any day which is not a Saturday or a Sunday or a civic or statutory holiday in the cities of Montreal, Quebec, Toronto, Ontario or New York, New York;

"Civil Code" means the Civil Code of Quebec and any law or statute substituted therefor, as amended from time to time;

"Demand" means any notification by a Secured Party to the Corporation or any Guarantor given in accordance with the terms of the instrument governing the First Priority Debt or the Second Priority Debt declaring that any First Priority Debt or Second Priority Debt held by it is immediately due and payable prior to its stated maturity or that such Secured Party has not been paid all principal in full at its stated maturity, provided that any automatic acceleration of First Priority Debt or Second Priority Debt shall be deemed to constitute a Demand;

"Event of Default" means any of the events of default specified in any contract or document relating to First Priority Debt, including the Trust Indenture and the VL Credit Agreement, or any contract or document relating to Second Priority Debt, including the VL Credit Agreement, automatically accelerating or entitling the applicable Secured Party to demand or accelerate payment of the First Priority Debt or the Second Priority Debt, as the case may be;

"First Priority Debt" means (A) the Notes and any other Debt (as defined in the Trust Indenture) of the Corporation and the Guarantors, (B) the Bank Liabilities to the extent they constitute First Priority Debt pursuant to the terms thereof and the Indenture Covenants and (C) any other debt of the Corporation or any Guarantor provided that (i) such debt is designated in the instrument governing the same as

"First Priority Debt" for the purposes of this Agreement; (ii) such debt is secured pursuant to security documents in form and substance substantially similar to those listed in Schedule "A" or "B"; (iii) such debt is incurred in compliance with the Indenture Covenants and the VL Credit Agreement; (iv) such compliance with the Indenture Covenants and the VL Credit Agreement is evidenced by certificates issued by the Corporation on a quarterly basis or as required by the Indenture or reasonably required by the Trustee and the Agent; and (v) the creditor of such debt or an agent or representative thereof enters into an agreement (which may be executed in counterparts) with all then existing Secured Parties, the Corporation and the Guarantors agreeing to be bound by the provisions hereof;

"First Ranking Security" means (i) the Note Security, (ii) the Bank Security to the extent it secures First Priority Debt and (iii) each and every security now or hereafter granted in respect of all other First Priority Debt and includes all contracts and documents pursuant to which such security is now or hereafter granted or which are accessory to the granting of same;

"Guarantors" means Richelieu, Laurentien, Granby, TDM, RDL, Charlevoix and any other Borrower's Subsidiary (as defined in the VL Credit Agreement) or Restricted Subsidiary (as defined in the Trust Indenture) which guarantees the obligations of the Corporation relating to First Priority Debt or Second Priority Debt;

"Indenture Covenants" means the covenants relating to Limitation on Debt, Limitation on First Priority Debt, Limitation on Indebtedness Junior to First Priority Debt and Senior to Second Priority Debt and Limitation on Debt and Issuances of Guarantees of Debt by Restricted Subsidiaries and related definitions presently set forth in the Trust Indenture;

"Lenders" means the financial institutions identified as in the VL Credit Agreement and any other financial institutions which from time to time become parties to the VL Credit Agreement;

"Lien" means any mortgage, lien, pledge, assignment, charge, security interest, lease intended as security, rights reserved in any governmental body, registered lease of real property, hypothec, prior claim, levy, execution, seizure, attachment, garnishment or other similar encumbrance and includes any contractual restriction which, if contravened, may give rise to an encumbrance;

"Notes" means the Senior Secured First Priority Notes and any other series of notes from time to time issued pursuant to the Trust Indenture;

"Noteholders" means the registered holders from time to time of Notes;

"Note Indebtedness" means the principal amount of all indebtedness and liabilities, present and future, of the Corporation to the holders of Notes or the Trustee pursuant to the Notes or the Trust Indenture, together with all interest, fees, premium if any, costs, charges, expenses and other amounts payable thereon or in respect thereof;

"Note Security" means each and every security referred to in Article Twelve of the Trust Indenture and includes all contracts and documents pursuant to which said security is now or hereafter granted or which are accessory to the granting of same and includes, without limitation, the security documents listed in Schedule "B" hereto;

"Permitted Bank Debt" means debt of the Corporation under the VL Credit Agreement and the liability of any Guarantor, pursuant to any guarantee given in connection with the VL Credit Agreement or refinancings, amendments or refundings of the VL Credit Agreement, in an aggregate principal amount at any one time outstanding not to exceed Cdn.$1,450,000,000, less, in the case of any such debt which has a specified schedule of repayments ("Term Debt"), the amount of any mandatory or optional repayments actually made in respect of any such debt and less, in the case of any such debt which provides that such debt may be repaid and then reborrowed ("Revolving Debt"), the amount by which the Lenders' aggregate commitment thereunder has been permanently reduced (excluding such repayments and commitment reductions which occur substantially contemporaneously with a refinancing, amendment or refunding thereof); provided, however, that no such refinancing, amendment or refunding shall (A) increase the aggregate principal amount of such debt permitted under this definition immediately prior to the time of such refinancing, amendment or refunding or (B)(I) shorten the then aggregate average weighted maturity of such outstanding debt permitted under this definition at the time of such refinancing, amendment or refunding to the extent that such debt is Term Debt and (II) shorten the final maturity or shorten the then aggregate average weighted maturity of the outstanding commitments of such debt permitted under this definition at the time of such refinancing, amendment or refunding to the extent that such debt is Revolving Debt;

"Person" means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or governmental body;

"PPSA" means the Personal Property Security Act (Ontario), and any Act substituted therefor, as amended from time to time;

"Realization Proceeds" has the meaning assigned thereto in section 6.1 hereof;

"Receiver" means any receiver, manager, receiver-manager or other Person having similar powers or authority appointed by a Secured Party or by a court at the instance of a Secured Party for the purpose of enforcing the Liens or realizing on any property and assets of the Corporation or any Guarantor subject thereto;

"Second Priority Debt" means (A) the Bank Liabilities to the extent they constitute Second Priority Debt pursuant to the terms thereof and the Indenture Covenants and (B) any other Debt (as defined in the Trust Indenture) of the Corporation or any Guarantor provided that (i) such Debt is designated in the instrument governing the same as "Second Priority Debt" for the purposes of this Agreement; (ii) such Debt is secured pursuant to security documents in form and substance substantially similar to those listed in Schedule "A"; (iii) such Debt is incurred in compliance with the Indenture Covenants and the VL Credit Agreement; (iv) such compliance with the Indenture Covenants and the VL Credit Agreement is evidenced by certificates issued by the Corporation on a quarterly basis or as required by the Indenture or reasonably required by the Trustee and the Agent; and (v) the creditor of such Debt or an agent or representative thereof enters into an agreement (which may be executed in counterparts) with all then existing Secured Parties, the Corporation and the Guarantors agreeing to be bound by the provisions hereof;

"Second Ranking Security" means (i) the Bank Security to the extent it secures Second Priority Debt and (ii) each and every security now or hereafter granted in respect of all other Second Priority Debt and includes all contracts and documents to which said security is now or hereafter granted or which are accessory to the granting of same;

"Secured Parties" means the Agent for itself and as agent for the Lenders under the VL Credit Agreement, the Trustee for itself and on behalf of the Noteholders under the Trust Indenture and any other creditor of First Priority Debt or Second Priority Debt or agent or representative thereof and their respective successors and permitted assigns;

"Senior Secured First Priority Notes" means the aggregate of US$100,000,000 of 12 year notes of the Corporation designated as 9 1/8% Senior Secured First Priority Notes due 2007 and issued pursuant to the Trust Indenture;

"Trust Indenture" means the trust indenture dated as of July 11, 1995 among the Corporation, the Guarantors party thereto and the Trustee providing for the issuance of Notes as such indenture may be amended, restated, supplemented or otherwise modified from time to time;

"VL Credit Agreement" means the credit agreement dated as of November 28, 2000 between the Corporation, the Agent and the Lenders party thereto whereby the Lenders established certain credit facilities in an aggregate amount of up to $1,450,000,000 in favour of the Corporation, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

1.2.  Gender and Number

Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3.  Headings, etc.

The division of this Agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

1.5.  Invalidity, etc.

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provisions of this Agreement.

1.6.  Currency

Unless otherwise expressly stated, all monetary amounts in this Agreement are stated in Canadian dollars.

ARTICLE 2

PRIORITIES

2.1.  Ranking

The Secured Parties agree that, except as otherwise expressly provided herein, the First Ranking Security, to the extent of the First Priority Debt, including the Notes and the Bank Liabilities, shall rank in all respects prior to the Second Ranking Security.

2.2.  Application of Agreement

Except as otherwise expressly provided in this Agreement, the priorities and rights and obligations of the Secured Parties set out herein shall apply in all events and circumstances regardless of:

  (a)
  the time of execution or delivery of any of the Notes, the Trust Indenture, the VL Credit Agreement, the First Ranking Security and the Second Ranking Security;

  (b)
  the time of the advance of any funds which constitute First Priority Debt or Second Priority Debt or the time of attachment, registration, filing, recording or perfection of any Lien constituted by the First Ranking Security or the Second Ranking Security;

  (c)
  the time the First Priority Debt or Second Priority Debt are incurred or become due (whether at their stated maturity, by acceleration or otherwise);

  (d)
  the time of commencement of any proceedings to enforce the First Priority Debt, the Second Priority Debt, the First Ranking Security or the Second Ranking Security or the time any order or judgement in respect thereof is made or entered or the time any execution is obtained or registered or any other proceeding is commenced or completed;

  (e)
  the time the holders of First Ranking Security or Second Ranking Security or any Receiver on their behalf takes possession or realizes upon any property and assets pursuant to the First Ranking Security or Second Ranking Security or the nature of the remedies available or exercised pursuant to the First Ranking Security or the Second Ranking Security;

  (f)
  any priority granted by any principle of law or any statute, including the Civil Code and the PPSA; and

  (g)
  any other factor of legal relevance, other than this Agreement, establishing the priority or relative rights of enforcement of the Liens constituted by the First Ranking Security and Second Ranking Security.

2.3.  Insurance Proceeds

Any insurance proceeds received by the Corporation, any Guarantor or any Secured Party after an initial Demand in respect of the property and assets charged by the First Ranking Security or the Second Ranking Security shall be dealt with according to the provisions hereof as though such insurance proceeds were paid or payable as Realization Proceeds of the property and assets for which they compensate.

ARTICLE 3

OTHER AGREEMENTS OF THE PARTIES

3.1.  Payment of Indebtedness

Nothing contained herein shall affect the rights of any Secured Party to receive or of the Corporation or any of the Guarantors to make payments, repayments or prepayments of principal, premium, if any, interest and other amounts owing to (i) the holders of First Ranking Security in respect of First Priority Debt or (ii) the holders of Second Ranking Security in respect of Second Priority Debt, provided, in the case of any prepayment, that such prepayment would not result in, or with the making of any determination or the giving of any notice be capable of becoming, an Event of Default under the First Priority Debt or Second Priority Debt, as the case may be.

3.2.  Additional Security

The provisions of this Agreement shall apply mutatis mutandis to any Liens obtained by any Secured Party as security for First Priority Debt or Second Priority

Debt after the date hereof. In the event that any Secured Party obtains any Liens as security for First Priority Debt or Second Priority Debt, as the case may be, after the date hereof, such Liens must also be granted to all other Secured Parties as First Priority Security for their First Priority Debt or Second Priority Security for their Second Priority Debt, as the case may be.

3.3.  No Challenge to Security

No Secured Party will assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of the security held by any other Secured Party or participate in or cooperate with any other party to pursue any such action, suit or proceeding.

3.4.  Invalidity of Security

The provisions of articles 3 and 6 hereof shall not apply to First Priority Debt or Second Priority Debt to the extent that First Ranking Security or Second Ranking Security securing such First Priority Debt and Second Priority Debt, or any part thereof, is determined to be unenforceable, invalid, unregistered or unperfected as against a third party by a trustee in bankruptcy or court of competent jurisdiction by reason of the failure of the holder of such First Ranking Security or Second Ranking Security to register, file or record, or to renew or continue to maintain, all necessary registrations, filings and recordings of the First Ranking Security or Second Ranking Security or for any other reason.

ARTICLE 4

DEMAND AND REALIZATION

4.1.  Notice of Event of Default

The Corporation shall give to each Secured Party and each Secured Party shall give to each other Secured Party, so long as any indebtedness to such Secured Party remains outstanding, prompt notice in writing of any Event of Default under either First Priority Debt or Second Priority Debt (in the case of notice by a Secured Party, of which such Secured Party is aware), specifying in reasonable detail the nature of such Event of Default. Notwithstanding the foregoing, the failure by any Secured Party to give notice as required hereunder shall not prejudice its rights under its First Priority Debt or Second Priority Debt.

4.2.  Notice of Demand

If a Demand is made, the Secured Party making such Demand or which first becomes aware of such Demand in the case of an automatic acceleration shall forthwith deliver written notice thereof to each other Secured Party.

4.3.  Realization Procedure

The Secured Parties acknowledge and agree that, with respect to the enforcement of their security, they will act in a commercially reasonable manner. Following a Demand, should any Secured Party (the "Electing Party") elect to exercise or permit a Receiver to exercise taking in payment (within the meaning of Articles 2778 and 2783 of the Civil Code) it shall, prior to exercising such remedy and prior to the filing of any notice as required by law in connection therewith, give to the other Secured Parties written notice of at least 30 days. Furthermore, should the Electing Party exercise or permit a Receiver to exercise taking in payment (within the meaning of Articles 2778 to 2783 of the Civil Code), any other Secured Party shall have the option, to be exercised by notice in writing to the Electing Party within 30 days from such other Secured Party's receipt of notice, to oblige the Electing Party to proceed instead by sale under judicial authority (within the meaning of Articles 2791 to 2794 of the Civil Code), in which case the other Secured Parties shall not be obliged to furnish any security as required by Article 2779 of the Civil Code. Should any Secured Party decide to appoint a Receiver in connection with the enforcement of its security it will appoint one from the list attached as Schedule "C" hereto and any such Receiver shall be obliged to act in accordance with the provisions of this Agreement. The holder of any Second Priority Debt (other than the Agent, if the Agent simultaneously commences enforcement proceedings under any First Priority Debt or exercises any of its rights under its First Priority Debt) shall not commence enforcement proceedings thereunder or exercise any of its rights under its Second Ranking Security without prior written notice of 30 days to the holders of First Priority Debt.

ARTICLE 5

PROCEEDS OF REALIZATION

5.1.  Distribution of Proceeds of Realization

Any monies and proceeds received by a Secured Party in respect of First Priority Debt or Second Priority Debt after a Demand has been made, or prior thereto in accordance with section 6.2, including without limitation pursuant to any realization on or enforcement of First Ranking Security or Second Ranking Security

(collectively, including the proceeds contemplated in sections 6.2 and 6.4, the "Realization Proceeds"), shall be applied first towards the costs and expenses of the holder of First Ranking Security incurring same and thereafter shared by the holders of First Priority Debt and Second Priority Debt in the following order and in the manner set forth below:

  (a)
  firstly, shared rateably by the holders of First Priority Debt in proportion to the amounts owing to them on account thereof until such time as all such indebtedness has been paid in full;

  (b)
  secondly, shared rateably by the holders of Second Priority Debt in proportion to the amounts owing to them on account thereof until such indebtedness has been paid in full;

and the balance of the Realization Proceeds (if any) shall be paid to the Corporation, the applicable Guarantor or to such other Person as may be required by law.

5.2.  Realization Proceeds Defined

For the purpose of this Agreement, the term "Realization Proceeds" shall include any proceeds or other benefits arising by reason of the exercise of the right of setoff, counterclaim, recoupment or the combination of accounts, received by any Secured Party after the initial Demand. Nothing in this section 6.2 shall constitute a waiver of any rights any Secured Party has in respect of such repayments under applicable bankruptcy, insolvency, preferences or other legislation.

5.3.  Payment of Excess Proceeds

To the extent that any Secured Party receives Realization Proceeds in excess of the portion thereof to which such party is entitled pursuant to the provisions of sections 6.1, 6.2 and 6.4, such party shall receive such excess portion of the Realization Proceeds in trust and shall forthwith pay such excess portion of the Realization Proceeds received by it to the other Secured Parties in accordance with the provisions of this Agreement.

5.4.  Distributions on Insolvency

In the event of any payment or distribution of assets of the Corporation or any Guarantor upon or under any dissolution, winding-up, liquidation or scheme or arrangement (or reorganization equivalent thereto) or any insolvency, receivership or bankruptcy proceedings of the Corporation or such Guarantor, whether pursuant to the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up Act, a reorganization or arrangement involving relief of debt under the Canada Business Corporations Act or the corporations statute of any province of Canada or any bankruptcy, insolvency or analogous law of Canada or of any province thereof, or any assignment for the benefit of creditors, any such payment or distribution of assets shall be treated for all purposes of this article 6 as Realization Proceeds and shall be allocated amongst the Secured Parties in accordance with the provisions of sections 6.1, 6.2 and 6.3.

5.5.  Accounting

Any Secured Party receiving payments, distributions, funds or proceeds contemplated under this article 6, including any Realization Proceeds, shall provide an accounting to the other Secured Parties in connection therewith.

5.6.  Exchange Rate

For the purposes of determining at any time the amount owing to a Person under this Agreement which is payable in a currency other than Canadian dollars, such amount shall be converted to Canadian currency at the noon (Toronto time) rate of exchange quoted on the date of payment by The Toronto-Dominion Bank for the purchase of such currency with Canadian dollars.

ARTICLE 6

AGREEMENTS OF THE CORPORATION

6.1.  Agreements of the Corporation and the Guarantors

The Corporation and the Guarantors hereby acknowledge, consent and agree to the terms of this Agreement and hereby covenant and agree with the Secured Parties that:

  (a)
  to the extent a Secured Party (a "Payor") receives any monies, by realization on First Ranking Security, Second Ranking Security or otherwise, which it is required to pay over in whole or in part to other Secured Parties pursuant to the terms of this Agreement, the indebtedness of the Corporation or any Guarantor to the Payor shall not be reduced and discharged; and

  (b)
  so long as any of the indebtedness of the Corporation and the Guarantors herein referred to remains outstanding, they agree to be bound by, and will act in accordance with, all of the provisions of this Agreement, to the extent permitted by law and to the extent such matter is within their control.

ARTICLE 7

GENERAL

7.1.  Assignment and Additional Parties

No assignment, participation or disposition by a holder of First Priority Debt (or an agent or representative thereof, which in the case of the Senior Secured First Priority Notes shall be the Trustee) of any of its rights and obligations under this Agreement, nor any assignment, participation or disposition by a holder of Second Priority Debt (or an agent or representative thereof) of any of its rights or obligations under this Agreement, shall be made to any third party without such third party agreeing to be bound by the terms hereof to the same extent as if it had been an original party hereto. This Agreement shall become binding upon all holders of First Priority Debt and Second Priority Debt who (either directly or through an agent or representative thereof, which in the case of the Senior Secured First Priority Notes shall be the Trustee) shall evidence their obligations pursuant hereto by executing a counterpart hereof and so notifying the other Secured Parties.

7.2.  Exchange of Information

The Secured Parties shall furnish to each other at any time and from time to time, upon written request, any information, whether or not of a confidential nature, relating to the Corporation or any Guarantor, or their respective business, property and prospects, First Priority Debt, First Ranking Security, Second Priority Debt, Second Ranking Security and information regarding any Event of Default thereunder.

The Corporation and the Guarantors hereby consent to the exchange of such information and agree to hold the Secured Parties harmless in this connection.

7.3.  Termination

This Agreement shall remain in full force and effect until the written agreement of each Secured Party to the contrary is entered into or, with respect to any Secured

Party, until such time as all First Priority Debt and Second Priority Debt held by such Secured Party is satisfied.

7.4.  Amendment

No amendment of this Agreement shall be effective unless made in writing in an instrument executed by each of the Secured Parties and, in the event such amendment relates to the rights or obligations of the Corporation and the Guarantors, the Corporation and the Guarantors.

7.5.  No Partnership

In no event shall the execution and delivery of this Agreement by the Secured Parties or the performance of their respective obligations hereunder constitute or be deemed or construed as constituting any partnership, joint venture or similar relationship between them.

7.6.  Corporation's Obligations Not Affected

Nothing in this Agreement is intended to or shall impair or affect the obligations of the Corporation to pay First Priority Debt or Second Priority Debt in accordance with their respective terms. Nothing in article 5 hereof shall confer any benefit on the Corporation or any of the Guarantors or entitle them to any notice from any Secured Party or to any delay in Demand or realization or enforcement of security by any Secured Party nor, for greater certainty, will anything in article 5 hereof entitle any Secured Party to make a Demand or realize or enforce its security in circumstances where it would not be entitled to do so under the First Ranking Security or Second Ranking Security.

7.7.  Counterparts

This Agreement may be evidenced by one or more executed counterparts which, when taken together, shall constitute one and the same Agreement.

7.8.  Communication

Any notice or communication required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if delivered in person during normal business hours on a Business Day and left with the addressee or a responsible employee thereof at the relevant address set forth below or sent by telecopier to the relevant telecopier number set forth below during normal business hours on a Business Day:

If to the Agent or the Lenders:

  Royal Bank of Canada
  Global Banking Agency
  Royal Bank Plaza
  200 Bay Street
  12th Floor, South Tower
  Toronto, Ontario
  M5 2J5

  Telecopier: (416) 974-2407

If to the Trustee:

  The Chase Manhattan Bank
  450 West 33rd Street, 15th Floor
  New York, New York 10001

  Attention of the Institutional Trust Services

If to the Corporation:

  CF Cable TV Inc.
  c/o Quebecor Media Inc.
  300 Viger Avenue East
  Montreal, Quebec
  H2X 3W4

  Telecopier: (514) 380-6097

  Attention: Chief Financial Officer

Any party hereto may from time to time change its address for notice by notice to the other parties given in the foregoing manner.

7.9.  No Other Beneficiaries

No Person, including a trustee in bankruptcy or representative of creditors, other than a Secured Party, shall be entitled to any benefit under this Agreement so as to claim any priority over any Secured Party.

7.10. Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto pertaining to the matters herein set forth and supersedes and replaces any prior understandings or arrangements. There are no warranties, representations or agreements between the parties in connection with such matters except as specifically set forth herein.

7.11. Further Assurances

Each of the parties hereto shall from time to time execute and deliver such further documents and do such other acts or things as may from time to time be necessary to carry out the full intent and purpose of this Agreement.

7.12. Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and its successors and permitted assigns.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement by their duly authorized officers in that behalf and as of the day and year first above written.

ROYAL BANK OF CANADA, individually and as Agent
By:	[ILLEGIBLE SIGNATURE]
By:

THE CHASE MANHATTAN BANK, as Trustee
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]
CF CABLE TV INC.
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]
VIDÉOTRON (RICHELIEU) LTÉE
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]
VIDÉOTRON (LAURENTIEN) LTÉE/VIDEOTRON (LAURENTIAN) LTD.
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]
VIDEOTRON (GRANBY) INC.
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]
TDM NEWCO INC.
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]

VIDÉOTRON (RDL) LTÉE.
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]
TÉLÉ-CÂBLE CHARLEVOIX (1977) INC.
By:	[ILLEGIBLE SIGNATURE]
By:	[ILLEGIBLE SIGNATURE]

SCHEDULE "A"

BANK SECURITY

1.
With respect to the Corporation

(a)
Québec

(i)
Deeds of hypothec executed by the Corporation in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of the Corporation; and

(ii)
Deed of movable hypothec with delivery executed by the Corporation in favour of Royal Bank of Canada as of June 29, 2001 creating a hypothec with delivery on the shares held by the Corporation in Richelieu, Granby, TDM and RDL.

(b)
Ontario

    Nil

  (c)
  British Columbia

  (i)
  General Security Agreement executed by the Corporation in favour of Royal Bank of Canada dated as of June 29, 2001 creating a security interest in the present and future personal property of the Corporation.

2.
With respect to Richelieu

(a)
Québec

(i)
Deeds of hypothec executed by Richelieu in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of Richelieu; and

(ii)
Guarantee executed, inter alia, by Richelieu in favour of Royal Bank of Canada dated as of June 29, 2001.

  (b)
  Ontario

    Nil

3.
With respect to Laurentien

(a)
Québec

(i)
Deeds of hypothec executed by Laurentien in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of Laurentien; and

(ii)
Guarantee executed, inter alia, by Laurentien in favour of Royal Bank of Canada dated as of June 29, 2001.

(b)
Ontario

(i)
General Security Agreement executed by Laurentien in favour of Royal Bank of Canada dated as of June 29, 2001 creating a security interest in the present and future personal property of Laurentien.

4.
With respect to Granby

(a)
Québec

(i)
Deeds of hypothec executed by Granby in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of Granby; and

(ii)
Guarantee executed, inter alia, by Granby in favour of Royal Bank of Canada dated as of June 29, 2001.

(b)
Ontario

    Nil

5.
With respect to TDM

(a)
Québec

(i)
Deeds of hypothec executed by TDM in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of TDM;

(ii)
Guarantee executed, inter alia, by TDM in favour of Royal Bank of Canada dated as of June 29, 2001; and

(iii)
Deed of movable hypothec with delivery executed by TDM in favour of Royal Bank of Canada as of June 29, 2001 creating a hypothec with delivery on the shares held by TDM in Laurentien.

(b)
Ontario

    Nil

6.
With respect to RDL

(a)
Québec

(i)
Deeds of hypothec executed by RDL in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of RDL;

(ii)
Guarantee executed, inter alia, by RDL in favour of Royal Bank of Canada dated as of June 29, 2001; and

(iii)
Deed of movable hypothec with delivery executed by RDL in favour of Royal Bank of Canada as of June 29, 2001 creating a hypothec with delivery on the shares held by RDL in Charlevoix.

(b)
Ontario

    Nil

7.
With respect to Charlevoix

(a)
Québec

(i)
Deeds of hypothec executed by Charlevoix in favour of Royal Bank of Canada (i) on June 26, 2001 and (ii) on June 28, 2001, both creating a hypothec on the universality of present and future movable and immovable property of Charlevoix; and

(ii)
Guarantee executed, inter alia, by Charlevoix in favour of Royal Bank of Canada dated as of June 29, 2001.

(b)
Ontario

    Nil

SCHEDULE "B"

NOTE SECURITY

1.
With respect to the Corporation

(a)
Québec

(i)
Deed of Hypothec executed by the Corporation in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) on June 14 1996 creating a hypothec on the universality of present and future movable and immovable property of the Corporation; and

(ii)
Deed of movable hypothec with delivery executed by the Corporation in favour of The Chase Manhattan Bank on July 4, 2001 creating a hypothec with delivery on the shares held by the Corporation in Richelieu, Granby, TDM and RDL.

(b)
Ontario

    Nil

  (c)
  British Columbia

    Charge by way of a security interest on all present and after-acquired personal property of the Corporation registered on February 25, 1998 in favour of The Chase Manhattan Bank.

2.
With respect to Richelieu

(a)
Québec

(i)
Guarantee executed by Richelieu in favour of The Chase Manhattan Bank dated as of October 23, 1998; and

(ii)
Deed of Hypothec executed by Richelieu in favour of The Chase Manhattan Bank on October 28, 1998 creating a hypothec on the universality of present and future movable and immovable property of Richelieu.

(b)
Ontario

    Nil

3.
With respect to Laurentien

(a)
Québec

(i)
Guarantee executed by Laurentien (formerly known as Laurentien Cable TV Inc.) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) dated as of July 11, 1995;

(ii)
Guarantee executed by Laurentien (formerly known as Maniwaki Télévision Ltée) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) dated as of July 11, 1995;

(iii)
Guarantee executed by Laurentien (formerly known as Télécâble Papineau Inc.) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) dated as of July 11, 1995;

(iv)
Deed of Hypothec executed by Laurentien (formerly known as Laurentien Cable TV Inc.) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) on June 14, 1995 creating a hypothec on the universality of present and future movable and immovable property of Laurentien (formerly known as Laurentien Cable TV Inc.);

(v)
Deed of Hypothec executed by Laurentien (formerly known as Maniwaki Télévision Ltée) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) on June 14, 1995 creating a hypothec on the universality of present and future movable and immovable property of Laurentien (formerly known as Maniwaki Télévision Ltée); and

(vi)
Deed of Hypothec executed by Laurentien (formerly known as Télécâble Papineau Inc.) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) on June 14, 1995 creating a hypothec on the universality of present and future movable and immovable property of Laurentien (formerly known as Télécâble Papineau Inc.).

(b)
Ontario

(i)
General Security Agreement executed by Laurentien (formerly known as Laurentien Cable TV Inc.) in favour of The Chase

      Manhattan Bank (formerly known as Chemical Bank) dated June 21, 1995 creating a security interest in the present and future real and personal property of Laurentien; and

    (ii)
    General Assignment of Book Debts executed by Laurentien (formerly known as Laurentien Cable TV Inc.) in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) dated June 21, 1995.

4.
With respect to Granby

(a)
Québec

(i)
Guarantee executed by Granby (formerly known as 9063-7216 Québec Inc.) in favour of The Chase Manhattan Bank dated as of October 23, 1998; and

(ii)
Deed of Hypothec executed by Granby formerly known as 9063-7216 Québec Inc.) in favour of The Chase Manhattan Bank on October 28, 1998 creating a hypothec on the universality of present and future movable and immovable property of Granby formerly known as 9063-7216 Québec Inc.).

(b)
Ontario

    Nil

5.
With respect to TDM

(a)
Québec

(i)
Guarantee executed by TDM in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) dated as of October 13, 1995;

(ii)
Deed of Hypothec executed by TDM in favour of The Chase Manhattan Bank (formerly known as Chemical Bank) on October 13, 1995 creating a hypothec on the universality of present and future movable and immovable property of TDM; and

(iii)
Deed of movable hypothec with delivery executed by TDM in favour of The Chase Manhattan Bank on July 4, 2001 creating a hypothec with delivery on the shares held by TDM in Laurentien.

  (b)
  Ontario

    Nil

6.
With respect to RDL

(a)
Québec

(i)
Guarantee executed by RDL in favour of The Chase Manhattan Bank dated as of October 23, 1998;

(ii)
Deed of Hypothec executed by RDL in favour of The Chase Manhattan Bank on October 28, 1998 creating a hypothec on the universality of present and future movable and immovable property of RDL; and

(iii)
Deed of movable hypothec with delivery executed by RDL in favour of The Chase Manhattan Bank on July 4, 2001 creating a hypothec with delivery on the shares held by RDL in Charlevoix.

(b)
Ontario

    Nil

7.
With respect to Charlevoix

(a)
Québec

(i)
Guarantee executed by Charlevoix in favour of The Chase Manhattan Bank dated as of October 23, 1998; and

(ii)
Deed of Hypothec executed by Charlevoix in favour of The Chase Manhattan Bank on March 22, 1998 creating a hypothec on the universality of present and future movable and immovable property of Charlevoix.

(b)
Ontario

    Nil

SCHEDULE "C"

RECEIVERS

Arthur Andersen & Co.

Coopers & Lybrand

Deloitte & Touche

Ernst & Young

* * * * *

QuickLinks

INTER-CREDITOR AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 PRIORITIES
ARTICLE 3 OTHER AGREEMENTS OF THE PARTIES
ARTICLE 4 DEMAND AND REALIZATION
ARTICLE 5 PROCEEDS OF REALIZATION
ARTICLE 6 AGREEMENTS OF THE CORPORATION
ARTICLE 7 GENERAL
SCHEDULE "A" BANK SECURITY
SCHEDULE "B" NOTE SECURITY
SCHEDULE "C" RECEIVERS